EXHIBIT 23.4
   [LETTERHEAD OF WILLKIE FARR & GALLAGHER]




                         September 5, 1996




   Simon DeBartolo Group, L.P.
   National City Center
   115 West Washington Street
   Indianapolis, Indiana  46204

   Ladies and Gentlemen:

     We consent to the incorporation by reference into the Registration Statement on Form S-3 of Simon-DeBartolo Group, L.P. (the
   "Partnership") relating to the offer from time to time by the Partnership, in one or more series, of unsecured non-convertible investment grade debt securities, with an aggregate offering price of up to $750,000,000 of (i) the summarization of our opinions set forth in the Registration Statement on Form S-4 (the Form "S-4") (Registration No. 333-06933) of Simon DeBartolo Group, Inc. under the heading "The Merger -
   Federal Income Tax Consequences to Holders of DRC Common Stock" and "The Merger - Opinion of SPG's Counsel" in the Form S-4 and
   (ii) of our opinion included as an Exhibit to the Form S-4. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                              /s/ Willkie Farr & Gallagher